Exhibit 99.1

PRESS RELEASE

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA  17061

1-866-642-7736

CONTACTS

Rory G. Ritrievi President & Chief Executive Officer	Edward P. Williams Interim Principal Financial Officer

MID PENN BANCORP, INC. REPORTS 16% IMPROVEMENT IN ANNUAL EARNINGS AND DECLARES 17TH CONSECUTIVE QUARTERLY DIVIDEND

January 28, 2015 – Millersburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ:  MPB), the parent company of Mid Penn Bank, today reported net income available to common shareholders for the quarter ended December 31, 2014 of $801,000, or $0.23 per common share and for the year ended December 31, 2014 of $5,351,000, or $1.53 per common share.  Net income available to common shareholders for both the fourth quarter and year of 2014 was impacted by $573,000 of merger and acquisition expenses incurred in conjunction with the pending acquisition of Phoenix Bancorp, Inc.  Excluding these charges, and the corresponding tax impact, net income available to common shareholders for the three and twelve months ended December 31, 2014 would have been $1,202,000 and $5,760,000, an increase of 24.8% over the twelve months ended December 31, 2013.  Mid Penn also reported increases of $42,532,000 in total assets, $29,792,000 in total deposits, and $25,071,000 in total loans over the same period in 2013.

2014 Financial Highlights
(dollars in thousands, except per share data)

	As of December 31,		Change
	2014	2013	$	%

Total Assets	$755,657	$713,125	$42,532	6.0%

Total Loans	571,533	546,462	25,071	4.6%

Total Deposits	637,922	608,130	29,792	4.9%

	Three Months Ended December 31,		Change		Years Ended December 31,		Change
	2014	2013	$	%	2014	2013	$	%

Net Interest Income	$6,633	$6,179	$454	7.3%	$26,200	$23,926	$2,274	9.5%

Net Income Available to Common Shareholders	801	1,313	(512)	-39.0%	5,351	4,616	735	15.9%

Basic Earnings per Common Share	0.23	0.37	(0.14)	-37.8%	1.53	1.32	0.21	15.9%

Return on Average Equity	5.92%	10.45%	N/A	-43.3%	9.95%	9.37%	N/A	6.2%

President’s Statement

I am pleased to announce Mid Penn’s financial results for the three and twelve months ended December 31, 2014.  The fourth quarter net income available to common shareholders of $801,000 helped propel Mid Penn to net income available to common shareholders of $5,351,000 for the year ended December 31, 2014, its highest twelve month earnings total in its 146 year history.  The 2014 figures were impacted by $573,000 in merger and acquisition expenses in conjunction with our pending acquisition of Phoenix Bancorp, Inc.  As can be seen above, year-to-date net income available to common shareholders improved 15.9% versus the comparable period last year.  Strong loan and deposit growth, an improved net interest margin, and control of expenses were the primary driving factors of our success.  Additionally, we had significant improvement in asset quality.  We are encouraged by the financial results throughout 2014 and remain focused on quality asset growth, improving the net interest margin, controlling operating expenses, and stabilizing noninterest income.  Additionally, we are committed to franchise expansion through both de novo geographic expansion and merger and acquisition, as evidenced by our recently announced acquisition of Phoenix Bancorp, Inc. and the opening of a new retail location in Elizabethtown, Lancaster County.

On behalf of the Board of Directors, I announce today that Mid Penn is declaring a cash dividend of $0.10 per common share based on fourth quarter earnings.  This is our seventeenth consecutive quarter of paying a cash dividend.  The dividend is payable February 23, 2015 to shareholders of record on February 11, 2015.

Income Statement

(dollars in thousands, except per	Three Months Ended December 31,		Change		Years Ended December 31,		Change
share data)	2014	2013	$	%	2014	2013	$	%

Interest Income	$7,745	$7,295	$450	6.2%	$30,627	$28,983	$1,644	5.7%

Interest Expense	1,112	1,116	(4)	-0.4%	4,427	5,057	(630)	-12.5%

Provision for Loan and Lease Losses	400	200	200	100.0%	1,617	1,685	(68)	-4.0%

Total Noninterest Income	839	794	45	5.7%	3,248	3,290	(42)	-1.3%

Total Noninterest Expense	5,933	4,996	937	18.8%	20,668	19,391	1,277	6.6%

Net Income Available to Common Shareholders	801	1,313	(512)	-39.0%	5,351	4,616	735	15.9%

Basic Earnings per Common Share	0.23	0.37	(0.14)	-37.8%	1.53	1.32	0.21	15.9%

Net Income Available to Common Shareholders

Net income available to common shareholders was $801,000, or $0.23 basic earnings per common share, for the quarter ended December 31, 2014, as compared to net income available to common shareholders of $1,313,000, or $0.37 basic earnings per common share, for the quarter ended December 31, 2013, a 37.8% decrease.  This decrease was driven by fourth quarter merger-related expenses associated with the pending acquisition of Phoenix Bancorp, Inc. of $562,000.  Excluding these charges, and the corresponding tax impact, net income available to common shareholders for the three months ended December 31, 2014 would have been $1,202,000, a decrease of 8.5% from the same period in 2013.

For the year ended December 31, 2014, net income available to common shareholders was $5,351,000, or $1.53 basic earnings per common share, versus $4,616,000, or $1.32 basic earnings per common share for the same period in 2013, a 15.9% increase.  Excluding total merger and acquisition expenses of $573,000 in conjunction with the Phoenix Bancorp, Inc. transaction and the corresponding tax impact, net income available to common shareholders would have been $5,760,000, an increase of 24.8% over 2013.

Net Interest Income and Net Interest Margin

	Three Months Ended December 31,		Change	Years Ended December 31,		Change
	2014	2013	%	2014	2013	%
Net Interest Margin	3.86%	3.87%	-0.3%	3.99%	3.80%	5.00%
Cost of Funds	0.69%	0.75%	-8.0%	0.71%	0.86%	-17.44%
Yield on Earning Assets	4.45%	4.54%	-2.0%	4.62%	4.56%	1.32%

Net interest income increased $454,000, or 7.3%, to $6,633,000 for the quarter ended December 31, 2014 from $6,179,000 during the quarter ended December 31, 2013.  For the year ended December 31, 2014, net interest income increased $2,274,000, or 9.5%, to $26,200,000, from $23,926,000 during the same period in 2013.    Net interest income increased due to strong loan growth, higher investment yields, and a lower cost of funds.

For the three months ended December 31, 2014, Mid Penn’s taxable-equivalent net interest margin was relatively flat at 3.86%, versus 3.87% for the three months ended December 31, 2013.

For the year ended December 31, 2014, Mid Penn’s taxable-equivalent net interest margin increased to 3.99% from 3.80% for the same period in 2013.  Two factors drove this margin improvement.  First was the increase in investment security yields from 2.62% during 2013 to 3.51% in 2014.  This increase was the result of portfolio restructuring during 2014 to improve investment yields and the return of premium amortization on mortgage-backed securities to normal levels.  Second was the reduction in total cost of funds from 0.86% to 0.71% by employing a strategy of replacing higher-cost, non-relationship time deposits with lower-cost relationship deposits, including cash management, non-profit, and government relationship accounts.

Noninterest Income

Noninterest income increased $45,000, or 5.7%, during the fourth quarter of 2014 versus the same period in 2013.  During the year ended December 31, 2014, noninterest income decreased $42,000, or 1.3%, versus the year ended December 31, 2013.  The table below lists the more significant changes in noninterest income for the three months and years ended December 31, 2013 and 2014.

	Three Months Ended December 31,		Change		Years Ended December 31,		Change
(dollars in thousands)	2014	2013	$	%	2014	2013	$	%
Income from fiduciary activities	$107	$132	$(25)	-18.9%	$552	$492	$60	12.2%
Net gain on sales of investment securities	18	-	18	NA	168	220	(52)	-23.6%
Mortgage banking income	105	48	57	118.8%	313	348	(35)	-10.1%
Merchant services income	56	70	(14)	-20.0%	254	330	(76)	-23.0%
Net gain on sales of SBA loans	22	-	22	NA	119	-	119	NA
Other income	174	209	(35)	-16.7%	513	585	(72)	-12.3%

Income from fiduciary activities decreased during the three months ended December 31, 2014 versus the same period in 2013 due to the departure of Mid Penn’s primary licensed representative during the third quarter of 2014 and the decision to partially defer the earnings stream on current and future product sales into the future periods of the product’s life cycle.  For the year 2014, income from fiduciary activities increased versus 2013 due to increased assets under management in the areas of Trust and Wealth Management.  During the three months ended December 31, 2014, Mid Penn recognized a gain on security sales, compared to no activity recognized in the same period last year.  Mortgage banking income increased in the three months ended December 31, 2014 over December 31, 2013; however, it was down for the year 2014 versus 2013.  Refinancing activity subsided in 2014 relative to 2013 due to mortgage rate increases.  While home purchase activity improved during the quarter, it did not rebound enough to compensate for the decline throughout our market area during the first quarter of 2014 due to harsh winter weather conditions.  Merchant services income decreased for the three and twelve months ended December 31, 2014 versus the same periods in 2013.  This variance is the result of increased competition in that business line along with harsh weather conditions during the first quarter as merchant sales were impacted by the lack of traffic.  Net gain on sales of Small Business Association (SBA) loans increased during the year ended December 31, 2014 versus the same period in 2013 as Mid Penn began selling the guaranteed portion of SBA loans in the secondary market in 2014.  Other income declined in both the three and twelve months ended December 31, 2014 versus the same periods in 2013.  For the quarter, the change was driven by a change in the balance of outstanding mortgage servicing rights which triggered recognition of a lower income amount than in the same period of 2013.  The year over year variance was primarily driven by the recognition in 2013 of a refund of collection costs on a previously troubled loan, a refund of previously paid sales taxes and the liquidation of a surplus in the Bank’s dental reimbursement plan.

Noninterest Expense

Noninterest expenses increased $937,000, or 18.8%, during the fourth quarter of 2014, versus the same period in 2013.  During the year ended December 31, 2014, noninterest expenses increased $1,277,000, or 6.6%, versus the year ended December 31, 2013.  Noninterest expenses for the twelve months ended December 31, 2013 benefited from the recognition of $396,000 in gains on sale of foreclosed assets which suppressed expense levels relative to the same period in 2014.  In addition to the merger and acquisition expenses noted above, 2014 noninterest expenses reflect the addition of team members hired during the fourth quarter in preparation for Mid Penn’s February entry into the Lancaster County market with its newest office in Elizabethtown, as well as lease payments for new administrative space and a branch site currently under construction.

The table below lists the more significant changes in noninterest expense for the three months and years ended December 31, 2013 and 2014.

	Three Months Ended December 31,		Change		Years Ended December 31,		Change
(dollars in thousands)	2014	2013	$	%	2014	2013	$	%
Salaries and employee benefits	$2,853	$2,589	$264	10.2%	$10,879	$10,788	$91	0.8%
Occupancy expense, net	327	293	34	11.6%	1,313	1,128	185	16.4%
Loss (gain) on sale/write-down of foreclosed assets	95	74	21	28.4%	204	(302)	506	-167.5%
Merger and acquisition expense	562	-	562	NA	573	-	573	NA

Salaries and employee benefits increased during the three months ended December 31, 2014 versus the same period in 2013.  The increase during the fourth quarter of 2014 was driven by an increase in staffing levels in preparation for Mid Penn’s entry into the Lancaster County market, an increase in actual medical claims from Mid Penn’s self-insured plan relative to the same period in 2013, and an increase in the Bank’s 401k match from the conversion in 2014 to a safe harbor plan.  Occupancy expense increased during the three and twelve months ended December 31, 2014 due to increases in snow removal costs and heating as a result of the harsh weather conditions during the first quarter and early in the second quarter.  The fourth quarter of 2014 also contains new lease payments for administrative office space and a branch site currently under construction.  Loss (gain) on sale/write-down of foreclosed assets improved during the three and twelve months ended December 31, 2014 versus the same periods in 2013 due to the write-down of foreclosed assets as a result of updated appraisals on subject properties within the portfolio and the recognition of a substantial gain on the sale of a property during the second quarter of 2013.  Merger and acquisition expenses in connection with the pending acquisition of Phoenix Bancorp, Inc. were incurred primarily during the three months ended December 31, 2014.

Balance Sheet

Highlights from Mid Penn’s balance sheet growth at December 31, 2014 compared to December 31, 2013 are shown below.

	As of December 31,		Change
(dollars in thousands)	2014	2013	$	%
Total Assets	$755,657	$713,125	$42,532	6.0%
Total Loans	571,533	546,462	25,071	4.6%
Total Deposits	637,922	608,130	29,792	4.9%
Total Core Deposits	588,531	559,363	29,168	5.2%
Total Borrowings	53,539	46,978	6,561	14.0%

The increase in Mid Penn’s total assets  is divided mainly between loan growth and growth in the investment portfolio.  The loan growth came as a result of business development efforts by a more experienced loan team.  The investment portfolio growth was done in order to support public fund deposit growth, which requires collateralization as per law.  A large portion of Mid Penn’s deposit growth was in core deposits with the majority in interest bearing and noninterest bearing demand accounts, which increased $33,889,000 to $283,325,000 at December 31, 2014 from $249,436,000 at December 31, 2013.  Short-term borrowings decreased $23,255,000 from $23,833,000 at December 31, 2013 to $578,000 at December 31, 2014, while long-term debt increased $29,816,000 from $23,145,000 at December 31, 2013 to $52,961,000 at December 31, 2014.  This increase is due to the addition of $30,000,000 in

FHLB Advance borrowings.  The long-term debt was added as a prudent and planned asset liability management strategy to take advantage of low long-term borrowing rates and to fund loan growth.

Investments

Mid Penn’s total available-for-sale securities portfolio increased $18,831,000 from $122,803,000 at December 31, 2013 to $141,634,000 at December 31, 2014.  Due to the strategic increase in public funds deposits, Mid Penn increased the amount of investments available to collateralize those deposits.  The following table presents the fair value and composition of the portfolio at December 31, 2014 and 2013.

	As of December 31,		Change
(dollars in thousands)	2014	2013	$	%
U.S. Treasury and U.S. government agencies	$27,066	$12,834	$14,232	110.9%
Mortgage-backed U.S. government agencies	33,776	39,392	(5,616)	-14.3%
State and political subdivision obligations	79,171	69,038	10,133	14.7%
Equity securities	1,621	1,539	82	5.3%
Total Available-for-Sale Securities	$141,634	$122,803	$18,831	15.3%

Loans

Total loans at December 31, 2014 were  $571,533,000 compared to $546,462,000 at December 31, 2013, an increase of $25,071,000, or 4.6%.  The following table illustrates the change in the composition of the loan portfolio over the last twelve months.

	As of December 31,		Change
(dollars in thousands)	2014	2013	$	%
Commercial and industrial	$119,010	$105,844	$13,166	12.4%
Commercial real estate	297,357	292,774	4,583	1.6%
Commercial real estate - construction	56,076	45,647	10,429	22.8%
Lease financing	1,121	1,356	(235)	-17.4%
Residential mortgage	66,442	69,830	(3,388)	-4.9%
Home equity	28,506	26,321	2,185	8.3%
Consumer	3,021	4,690	(1,669)	-35.6%
Total Loans	$571,533	$546,462	$25,071	4.6%

As noted in the table above, the main driver in loan growth has been in the commercial loan area, specifically in commercial and industrial, and commercial real estate construction loans.  Mid Penn has realigned its commercial loan team over the past five years and now has professional lenders who focus their efforts on developing and maintaining complete business relationships versus a previous focus on prospect-specific speculative real estate financing.  We believe the positive results of this transformation are now evident and position us properly for the future.

Asset Quality

	December 31,
	2014	2013
Non-performing assets/period-end loans & OREO	2.01%	2.32%
Net loan charge-offs/average total loans	0.22%	0.17%
Loan loss reserve/gross loans	1.18%	1.16%
Past due loans, excluding nonaccrual loans/total loans	0.17%	0.52%
Non-performing loan coverage	61.37%	53.94%

Total nonperforming assets at December 31, 2014 amounted to $11,507,000, or 2.01%, of loans and leases net of unearned income and other real estate owned, compared to $12,675,000, or 2.32%, at December 31, 2013.  This improvement has been the result of well-structured workout plans, which have yielded very positive results, including improved delinquency.

Mid Penn had net charge-offs of $1,218,000 during 2014, compared to net charge-offs of $877,000 during the same period of 2013.  During the fourth quarter of 2013, Mid Penn recorded recoveries on two credits totaling $429,000 which positively impacted net charge-offs in 2013.

Following its model for loan and lease loss allowance adequacy, management recorded a $400,000 provision during the fourth quarter of 2014, compared to a provision of $200,000 during the fourth quarter of 2013.  During the year ended December 31, 2014, the provision for loan and lease losses was $1,617,000, compared to $1,685,000 for the year ended December 31,  2013.  The allowance for loan and lease losses as a percentage of total loans was 1.18% at December 31, 2014, compared to 1.16% at December 31, 2013.  Management believes, based on information currently available, that the allowance for loan and lease losses of $6,716,000 is adequate as of December 31, 2014.

Mid Penn recognizes asset quality as a high priority and continues its efforts to mitigate future losses through capturing and monitoring credit risk within the portfolio, as well as proactively working with its customers.  Furthermore, active monitoring and follow-up will continue on loans previously charged off in order to realize recoveries when borrowers’ conditions have improved.

Deposits

Total deposits increased $29,792,000 from $608,130,000 at December 31, 2013 to $637,922,000 at December 31, 2014.  The change in balances over the past twelve months by account type is as follows:

	As of December 31,		Change
(dollars in thousands)	2014	2013	$	%
Noninterest bearing demand	$60,613	$48,346	$12,267	25.4%
Interest bearing demand	222,712	201,090	21,622	10.8%
Money Market	197,418	196,736	682	0.3%
Savings	32,394	29,585	2,809	9.5%
Time	124,785	132,373	(7,588)	-5.7%
Total Deposits	$637,922	$608,130	$29,792	4.9%

Interest bearing and noninterest bearing demand deposit balances increased $33,889,000 to $283,325,000 at December 31, 2014 from $249,436,000 at December 31, 2013 due to the addition of large cash management, non-profit, and government relationship accounts.  Time deposits declined $7,588,000 from $132,373,000 at December 31, 2013, as less aggressive certificate of deposit rates have allowed non-relationship time deposits to run off and shifted the funding composition towards lower-cost deposits, including public funds.  This strategy, coupled with strong earning assets, has improved margins and provided positive momentum to net interest income during 2014.

Capital

Shareholders’ equity increased at December 31, 2014 by $6,214,000, or 11.7%, from $52,916,000 at December 31, 2013.

Mid Penn Bank’s regulatory capital ratios at December 31, 2014 and December 31, 2013 exceed all regulatory (well-capitalized) minimums as noted in the table below.

	December 31,		Regulatory Guidelines
	2013	2014	"Well Capitalized"
Leverage Ratio	7.50%	7.46%	5.00%
Tier 1 Capital (to Risk Weighted Assets)	9.91%	10.16%	6.00%
Total Capital (to Risk Weighted Assets)	11.12%	11.38%	10.00%

At December 31, 2014, Mid Penn’s tangible book value per common share was $15.13 compared to $13.35 at December 31, 2013.  We continue to believe that tangible book value improvement is the key factor in stock appreciation.

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and Mid Penn Bancorp, Inc. disclaims any obligation to update this information.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Mid Penn to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  The words “expect”, “anticipate”, “intend”, “plan”, “believe”, “estimate”, and similar expressions are intended to identify such forward-looking statements.

Mid Penn’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of future economic conditions on Mid Penn and its customers;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	future actions or inactions of the United States government, including a failure to increase the government debt limit or a prolonged shutdown of the federal government;
•	possible impacts of the capital and liquidity requirements proposed by the Basel III standards and other regulatory pronouncements, regulations and rules;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•

the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•	the effects of economic deterioration and the prolonged economic recovery on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in Mid Penn’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	technological changes;
•	acquisitions and integration of acquired businesses, which may be more expensive to complete than anticipated, including as a result of unexpected factors or events;
•	results of the regulator examination and supervision process;
•	loss of certain key officers;
•	the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
•	acts of war or terrorism;
•	our ability to maintain compliance with the exchange rules of the NASDAQ Stock Market, Inc.;
•	our ability to maintain the value and image of our brand and protect our intellectual property rights;
•	disruptions due to flooding, severe weather, or other natural disasters or Acts of God;
•	volatilities in the securities markets; and
•	slow economic conditions.

For a list of other factors which would affect our results, see Mid Penn's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2013. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

All written or oral forward-looking statements attributable to Mid Penn are expressly qualified in their entirety by these cautionary statements.